UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2026

ArrowMark Financial Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	811-189307	90-0934878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fillmore Street, Suite 325, Denver, Colorado	80206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 398-2929

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	BANX	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Certain Officers; Appointment of Certain Officers

Effective June 30, 2026 (the “Effective Date”), Patrick Farrell has retired from his position as Chief Financial Officer of ArrowMark Financial Corp. (NASDAQ: BANX) (the “Company”), a closed-end investment company. The Company has appointed Katherine Jones, 41, as Chief Financial Officer, effective as of the Effective Date. Ms. Jones has been a key member of the ArrowMark Financial team since ArrowMark Partners assumed management of the Company in 2019. Over the past seven years, she has been integral to the operations of the Fund, demonstrating deep expertise and a sustained commitment to the Company’s investment objectives and shareholder interests. Ms. Jones is not expected to receive any compensation from the Company for her services as its Chief Financial Officer.

Further, Dana Staggs has resigned as President of the Company, effective as of the Effective Date. The Company issued a press release, dated June 30, 2026, announcing the changes to its executive officers. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit Number	Description

99.1	Press Release, dated June 30, 2026

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROWMARK FINANCIAL CORP.
Date: June 30, 2026
By: /s/ Katherine Jones
Name: Katherine Jones
Title: Chief Financial Officer

Exhibit Index

99.1	Press Release, dated June 30, 2026